SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 11, 2003

Commission File Number: 000-33321

                              Fellows Energy, Ltd.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

Nevada                                                               33-0967648
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                       9323 Vista Serena, Cypress, California 90630
-------------------------------------------------------------------------------
                         (Address of principal executive offices)

                                 (714) 220.1806
                                 --------------
                           (Issuer's Telephone Number)


                               Fuel Centers, Inc.
      --------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Reference is made to the Registrant's press release to be disseminated on November 14, 2003.

NAME CHANGE. On November 12, 2003, the Registrant changed its name from Fuel Centers, Inc. to Fellows Energy Ltd. The name change became effective with the filing of a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State. The Registrant changed its name to Fellows Energy Ltd. because it hopes to enter into various asset acquisitions with another entity, or other third parties which the Registrant hopes will diversify the Registrant's business operations and increase its profitability and improve the total value of the Registrant to its shareholders.

INCREASE IN AUTHORIZED COMMON AND PREFERRED STOCK. By means of filing a Certificate of Amendment to its Articles of Incorporation on November 12, 2003, the Registrant effected an increase in the authorized number of shares of its $.001 par value common stock from 50,000,000 to 100,000,000 shares and in increase in preferred stock from 5,000,000 to 25,000,000.

SHAREHOLDER VOTE. The name change, increase in authorized shares of common and preferred stock were approved on October 9, 2003, by unanimous approval of the Registrant's Board of Directors. In addition, shareholders holding a majority of the Registrant's outstanding common stock approved those actions and ratified the Registrant's 2003 stock option plan at a special shareholders meeting held on November 10, 2003, in accordance with the relevant sections of the Nevada Revised Statutes. The Registrant also amended its articles of incorporation to allow for future shareholder actions to be approved by written consent in lieu of a meeting.

CHANGE OF SYMBOL AND CUSIP NUMBER. Concurrent with these changes, the Registrant has a new symbol and CUSIP Number. The Registrant's symbol will be changed from "FCTE" and its CUSIP Number has changed from 35951M-10-6 to 314347-10-5.

STOCK SPLIT. On November 3, 2003, the Registrant's Board of Directors approved a 7 for 1 stock split of the Registrant's issued and outstanding common stock which shall be effectuated through a dividend of six shares for each share of common stock outstanding as of the record date. The Registrant's intent of the stock split is to increase the marketability and liquidity of its common stock and hopefully increase the value of its common stock. The dividend will be payable on November 17, 2003 for shareholders of record on November 14, 2003. After the split, the total number of the Registrant's issued and outstanding shares of common stock will be 87,853,150 shares. The Registrant's common stock will continue to be $0.001 par value. Fractional shares will be rounded upward.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

On November 11, 2003, K. John Shukur resigned as the Treasurer and director of the Registrant. The resignation is not the result of any disagreement with the registrant on any matter relating to the Registrant's operations, policies or practices. A copy of Mr. Shukur's resignation is filed as Exhibit 17.1 to this Form 8-K.

INDEX TO EXHIBITS

17.1     Resignation of K. John Shukur

99.1     Press Release dated November 14, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Fuel Centers, Inc.


November 13, 2003                 By:  /s/  John R. Muellerleile
                                     ------------------------------------------
                                     John R. Muellerleile, President and
                                     Chief Executive Officer